Exhibit 21

MAGELLAN HEALTH, INC.

LIST OF SUBSIDIARIES

Entity Name:	Jurisdiction of Domicile:	Entity Type:
Accenda Health Holding Company, LLC	Delaware	LLC
Magellan Pharmacy Services, Inc.	Delaware	C
Subsidiaries:
4-D Pharmacy Management Systems, LLC	Michigan	LLC
CDMI, LLC	Rhode Island	LLC
Magellan Administrative Services, LLC	Delaware	LLC
Magellan Behavioral Health of New Jersey, LLC	New Jersey	LLC
Magellan Behavioral of Michigan, Inc.	Michigan	C
Magellan Health Services of California, Inc. – Employer Services	California	C
Magellan Rx Management IPA, Inc.	New York	C
Magellan Rx Pharmacy, LLC	Delaware	LLC
Subsidiary:
ONCORE Healthcare, LLC	Delaware	LLC
Magellan Pharmacy Solutions, Inc.	Delaware	C
Magellan Rx Management, LLC	Delaware	LLC
Subsidiaries:
AdvoCare of Tennessee, Inc.	Tennessee	C
Subsidiary:
Premier Holdings, LLC	Tennessee	LLC
Subsidiary:
Premier Behavioral Systems of Tennessee, LLC	Tennessee	LLC
Veridicus Holdings, LLC	Utah	LLC
Subsidiaries:
VRx, LLC	Utah	LLC
VRx Pharmacy, LLC	Utah	LLC
Veridicus Consulting, LLC	Utah	LLC
Veridicus Rx, LLC	Utah	LLC
Alliance Enrollment Techology, LLC	Utah	LLC

Veridicus Acquisitions, LLC	Utah	LLC
VRx by Mail, LLC	Utah	LLC
VRx Specialty, LLC	Utah	LLC
Magellan Healthcare, Inc.	Delaware	C
Subsidiaries:
Armed Forces Services Corporation	Virginia	C
Arizona Biodyne, Inc.	Arizona	C
AlphaCare Holdings, Inc.	Delaware	C
Subsidiary:
AlphaCare of New York, Inc.	New York	C
Continuum Behavioral Healthcare Corporation	Delaware	C
Cobalt Therapeutics, LLC	Delaware	LLC
Subsidiary:
Cobalt Software, LLC	Delaware	LLC
MBC of America,Inc.	Delaware	C
Subsidiary:
Empire Community Delivery Systems, LLC	New York	LLC
Florida MHS, Inc.	Florida	C
Magellan Behavioral Health of Connecticut, LLC	Connecticut	LLC
Magellan Behavioral Health of Idaho, Inc	Idaho	C
Magellan Behavioral Services, Inc.	Delaware	C
Magellan Choices for Families, LLC	Nebraska	LLC
Magellan Complete Care, Inc.	Delaware	C
Magellan Complete Care of Alabama, Inc.	Alabama	C
Magellan Complete Care of Louisiana, Inc.	Louisiana	C
Magellan Complete Care of Nebraska, Inc.	Nebraska	C
Magellan Complete Care of North Carolina, Inc.	North Carolina	C
Magellan Complete Care of Pennsylvania, Inc.	Pennsylvania	C
Magellan Complete Care of Virginia, LLC (f/k/a Magellan Complete Care of Virginia, Inc.)	Virginia	LLC
Magellan Government Services, Inc	Delaware	C
Magellan Healthcare of Georgia, Inc.	Georgia	C

Magellan Healthcare Provider Group, Inc.	Maryland	C
Magellan Medicaid Administration, Inc.	Virginia	C
Subsidiaries:
Magellan Medicaid Administration of Florida, Inc.	Delaware	C
Magellan Medicaid Administration of Montana, Inc.	Delaware	C
FHC, Inc.	Canada	C
Provider Synergies, LLC	Ohio	LLC
Human Affairs International of California, Inc.	California	C
Magellan Behavioral Health of Florida, Inc.	Florida	C
Subsidiary:
The Community Based Care Partnership, Ltd.	Florida	LP
Magellan Behavioral Health of Massachusetts, Inc.	Massachusetts	C
Magellan Behavioral Health of Nebraska, Inc.	Nebraska	C
Magellan Behavioral Health Systems, LLC	Utah	LLC
Magellan Behavioral Health of Texas, Inc.	Texas	C
Magellan Health QIO, LLC	Nebraska	LLC
Magellan Health Services of Arizona, Inc.	Arizona	C
Subsidiaries:
Magellan Complete Care of Arizona, Inc. (f/k/a Magellan of Arizona, Inc.)	Arizona	C
Magellan Health Services of New Mexico, Inc.	New Mexico	C
Magellan CBHS Holdings, LLC	Delaware	LLC
Subsidiaries:
Charter Behavioral Health System of Massachusetts, Inc.	Massachusetts	C
Charter Behavioral Health System of New Mexico, Inc.	New Mexico	C
Charter Fairmount Behavioral Health System, Inc.	Pennsylvania	C
Charter Medical of Puerto Rico, Inc.	Puerto Rico	C
Charter North Star Behavioral Health System, L.L.C.	Tennessee	LLC
Charter Northridge Behavioral Health System, Inc.	North Carolina	C
Subsidiary:
Holly Hill/Charter Behavioral Health System, L.L.C.	Tennessee	LLC
Magnet Health, LLC	Delaware	LLC

MBH of Puerto Rico, Inc.	Puerto Rico	C
Merit Health Insurance Company	Illinois	C
Subsidiary:
Magellan Life Insurance Company	Delaware	C
The Management Group, LLC	Wisconsin	LLC
U.S. IPA Providers, Inc.	New York	C
Merit Behavioral Care Corporation	Delaware	C
Subsidiaries:
Magellan HRSC, Inc.	Ohio	C
Magellan Behavioral Health of Pennsylvania, Inc.	Pennsylvania	C
Continuum Behavioral Care, LLC	Rhode Island	LLC
Magellan Providers of Texas, Inc.	Texas	C
MBC of North Carolina, LLC	North Carolina	LLC
Magellan Behavioral Care of Iowa, Inc.	Iowa	C
PPC Group, Inc.	Delaware	C
P.P.C., Inc.	Missouri	C
National Imaging Associates, Inc.	Delaware	C
Subsidiary:
NIA IPA of New York, Inc.	New York	C
National Imaging Associates of Pennsylvania, LLC	Pennsylvania	LLC
National Imaging of CA, Inc.	California	C
NIA Iowa, Inc.	Iowa	C
NIA/Magellan Specialty Management, Inc.	Delaware	C
Magellan Capital, Inc.	Delaware	C
Magellan Financial Capital, Inc.	Nevada	C